                                                                Exhibit 3.1 (BE)

                            ARTICLES OF INCORPORATION
                                       OF
                           WAIALUA SUGAR COMPANY, INC.

                                   ----------

                            ADOPTED JANUARY 12, 1968

                                   ----------

      THESE ARTICLES OF INCORPORATION, made and entered into this 12th day of January, 1968, by and between W. M. BUSH, S. P. MCCURDY and H. B. CLARK, JR., all residents of the City and County of Honolulu, State of Hawaii, United States of America;

                              W I T N E S S E T H :

      That the parties hereto, desiring to become incorporated as a corporation in accordance with the laws of the State of Hawaii, and to obtain the rights and benefits conferred by said laws upon corporations, do hereby associate themselves together and unite and form a corporation, and do make and enter into the following Articles of Incorporation, the terms whereof it is agreed shall be equally obligatory upon the parties signing this instrument and upon all the parties who from time to time may hold stock in the corporation:

      FIRST: The name of the corporation shall be "WAIALUA SUGAR COMPANY, INC."

      SECOND: The location of the principal office of the corporation shall be at Honolulu, Island of Oahu, State of Hawaii. The mailing address of the initial office of the corporation shall be Post Office Box 2990, Honolulu, Hawaii 96802. The corporation may have such other offices within and without the State of Hawaii as its business may from time to time require.

      THIRD: The purposes for which the corporation is organized and its powers in connection therewith are as follows:

            (a) to engage in agricultural, manufacturing and mercantile pursuits in the District of Waialua, Island of Oahu, and elsewhere, and to do all things necessary or convenient in connection therewith, including the planting, raising, cultivating, buying, selling or otherwise acquiring or disposing of sugar cane and other agricultural products and by-products, and the manufacturing, canning, processing, buying, selling, or otherwise acquiring or disposing of sugar and other agricultural products and by-products;

            (b) to purchase, lease, acquire, construct, maintain and operate mills, factories, boilinghouses, sugar works, canneries, packing plants, and all


                                      [1]
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      machinery, equipment and appliances which may be used for the aforesaid purposes;

            (c) to buy, take leases of, or otherwise acquire, hold, own, use, improve, develop, cultivate, grant, bargain, sell, convey, lease, mortgage or otherwise dispose of, and in every other manner deal in and with real property and any interests and rights therein, including easements and licenses and water rights and privileges;

            (d) to operate farms, cattle and other ranches, slaughterhouses, cold storage plants, mills, dairies, orchards and gardens, and to cultivate, produce, manufacture, buy and sell at wholesale and retail, and otherwise deal in and with the products and by-products of any and all thereof;

            (e) to acquire, construct, lease, own, maintain and operate mills, factories, railroads, motor vehicles, airplanes, ships, lighters, docks, piers, warehouses and storage and shipping facilities and other buildings, structures and works of all kinds, and wireless plants, instruments and apparatus, and all machinery, equipment and appliances which may be used in connection therewith, for making, storing, maintaining and transporting its crops, supplies, products and by-products, and other property and for other purposes incidental to any of its business, and also for maintaining, storing and transporting the property of others and transporting passengers by land, water or air for compensation or otherwise, and for the transmission of messages for itself or for others for compensation or otherwise;

            (f) to acquire, construct, lease, own, maintain and operate pumping plants, irrigation systems and other works for the development, conservation, storage, transmission and utilization of water, including artesian wells, shafts, tunnels, pipe lines, ditches, flumes, dams, reservoirs and other works, and to do all of the things incidental to or proper in the business of acquiring water for its own use and of supplying water to others for compensation or otherwise;

            (g) to generate electric current and power for its own use and for supplying to others for compensation or otherwise, and to maintain and use all appropriate plants and systems and their appurtenances for the manufacture, transmission and delivery or use thereof;

            (h) to buy, hire, or otherwise acquire, hold, own, use, produce, manufacture, sell, assign, transfer, pledge or otherwise dispose of and deal in and with personal property of whatever nature, tangible or intangible, including any and all kinds of machinery, equipment, materials, tools and other goods and chattels, and including franchises, rights, licenses, patents, trademarks, bonds of any government and of any public or private corporation, notes, choses in action and other evidences of indebtedness, shares of the capital stock and obligations of

                                      [2]
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      public or private corporations, and options for the purchase of any of the foregoing;

            (i) to act as agent for the purchase, sale, lease, hire and handling of agricultural and other machinery, implements and equipment, and in general to act as agent for manufacturing, merchandising and jobbing companies or firms, and to exercise any of the powers mentioned in these articles for the account of the corporation and/or as factor, agent, consignee, broker, contractor, attorney, commission agent or otherwise for or on behalf of any person, firm, association or corporation;

            (j) to engage in research of all kinds, either for itself or for others; to develop or assist in the development of patents, inventions, improvements, machines, or agricultural or scientific processes; to own, lease, or otherwise acquire, use, or dispose of laboratories, factories or workshops for experimental, manufacturing, and development purposes;

            (k) to issue shares of the capital stock and/or obligations of the corporation and/or options for the purchase of any thereof in payment for property acquired by the corporation or for services rendered to the corporation or for any other objects in and about its business, and to purchase, hold, sell, transfer, accept as security for loans and deal generally in shares of its capital stock and its obligations in every lawful manner;

            (l) to acquire the whole or any part of the property, assets, business, good will and rights of any person, firm, association or corporation engaged in any business or enterprise which may lawfully be undertaken by the corporation, and to pay for the same in cash and/or shares of the capital stock and/or obligations of the corporation, or otherwise, and/or by undertaking and assuming the whole or any part of the indebtedness and obligations of the transferor, and to hold or in any manner dispose of the whole or any part of the property and assets so acquired, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business;

            (m) to borrow money and to incur indebtedness, without limit as to the amount, and in excess of the capital stock of the corporation, and to issue bonds, debentures, debenture stock, warrants, notes or other obligations therefor, and to secure the same by any lien, charge, grant, pledge, deed of trust or mortgage of the whole or any part of the real and/or personal property of the corporation, then owned and/or thereafter to be acquired, and/or to issue bonds, debentures, debenture stocks, warrants, notes or other obligations without any such security;

            (n) to draw, make, accept, endorse, guarantee, execute and issue promissory notes, bills of exchange, drafts, warrants of all kinds, obligations and

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      certificates and negotiable or transferable instruments, to loan money to others with or without security, and to guarantee the debts or obligations of others and go security on bonds of others;

            (o) to promote or to aid in any manner, financially or otherwise, any corporation or association any of whose stock or obligations are held directly or indirectly by the corporation, and for this purpose to enter into plans of reorganization or readjustment and to guarantee the whole or any part of the indebtedness and obligations of any such other corporation or association and the payment of dividends on its stock, and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stocks or obligations;

            (p) to assist to maintain or support such social, charitable, benevolent, educational, religious or other institutions or objects as the board of directors deems useful or beneficial for the corporation, directly or indirectly;

            (q) to enter into, make, perform and carry out contracts of every kind for any lawful purpose with any person, firm, association or corporation, one or more;

            (r) to effect any of the purposes mentioned in these articles and to exercise any powers so mentioned either directly or through the medium of the acquisition and ownership of shares of stock of any other corporation or association and holding and voting the same or otherwise exercising and enjoying the rights and advantages incidental to such shares of stock, and if deemed desirable to operate wholly or partially as a holding company through the acquisition and ownership of shares of stock of any other corporation or association, whether or not such shares of stock so acquired or owned by this corporation shall give to this corporation control of such other corporation or association;

            (s) to carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the foregoing purposes and powers, or calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its properties, and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon similar corporations organized under the laws of Hawaii;

            (t) to carry out the foregoing purposes and to exercise the foregoing powers or any thereof in the State of Hawaii and/or elsewhere in the world.

      The foregoing clauses shall each be construed as purposes and powers, and the matters expressed in each clause or any part of any clause shall be in no wise limited by reference to or inference from any other clause or any other part of the same clause but

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shall be regarded as independent purposes and powers and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general purposes and powers of the corporation nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

      FOURTH: In accordance with the laws of the State of Hawaii made and applicable to corporations formed thereunder, the corporation shall be entitled to and shall have power:

            (a) to have succession and corporate existence perpetually;

            (b) to sue and be sued in any court;

            (c) to make and use a common seal, and alter the same at its pleasure;

            (d) to hold, purchase and convey such property as the purposes of the corporation shall require, without limit as to amount, and to mortgage, pledge and hypothecate the same to secure any debt of the corporation;

            (e) to appoint such subordinate officers and agents as the business of the corporation shall require;

            (f) to make by-laws not in conflict with law or these articles of incorporation;

and may possess and exercise any and all powers, not inconsistent with law, reasonably incidental to the fulfillment of its purposes as set forth in these articles of incorporation, or reasonably incidental to the exercise of its powers as set forth herein.

      FIFTH: The amount of the capital stock of the corporation shall be ONE THOUSAND DOLLARS ($1,000). The number of shares of stock that the corporation is authorized to issue shall be 100 shares, all of said shares being of the same class. The aggregate par value of all of said shares shall be ONE THOUSAND DOLLARS ($1,000) and the par value of each of said shares shall be TEN DOLLARS ($10.00). The privilege of subsequent extension of the authorized capital stock of the corporation is reserved, up to a limit of TEN MILLION DOLLARS ($10,000,000.00).

      SIXTH: There shall be a board of directors of the corporation to consist of not less than five nor more than fifteen members, who shall be elected annually by the stockholders at such times, in such manner, and for such terms as may be prescribed by the by-laws, which also may provide for the filling of vacancies and temporary vacancies. The directors need not be stockholders of the corporation. The board of directors shall have full power to control and direct the business and affairs of the corporation, subject, however, to instructions by the stockholders, and to any limitations which may be set forth in statutory provisions, in these articles of incorporation, and in the by-laws of the


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corporation. There may be an executive committee of the board of directors as provided for in the by-laws.

      SEVENTH: The board of directors shall elect each year a president, one or more vice presidents, a secretary and a treasurer, and from time to time such other officers as the conduct of the business of the corporation may require. The president and at least one vice president shall be elected from among the directors. Additional vice presidents, if any, the secretary, the treasurer, and such other officers as may be elected may or may not be directors. No officer need be a stockholder.

      EIGHTH: An auditor shall be elected annually by the stockholders. The auditor may be an individual, partnership or corporation. The auditor shall not be an officer of the corporation.

      NINTH: No stockholder shall be liable for the debts of the corporation beyond such amounts as may be due and unpaid upon the share or shares held by him.

      TENTH: Service of process may be made upon any officer of the corporation.

      ELEVENTH: In the absence of fraud, no contract or other transaction between the corporation and any other corporation, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and any director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the board of directors of the corporation which shall authorize or approve any such contract or transaction or act and may vote thereat to authorize or approve any such contract or transaction or act with like force and effect as if he were not such director or officer of such other corporation or not so interested.

      TWELFTH: The names and street addresses of the persons who are to act as the initial directors and officers of the corporation are as follows:

                                    Directors

              NAMES                            STREET ADDRESSES
      A. G. Budge..............    One Bush Street, San Francisco, California
      W. M. Bush...............    2125 Haena Drive, Honolulu, Hawaii
      A. L. Castle.............    23 Jack Lane, Honolulu, Hawaii
      R. S. Gordon.............    153 Pauahilani Street, Kailua, Hawaii
      Malcolm MacNaughton......    6015 Kalanianaole Highway, Honolulu, Hawaii
      J. H. Midkiff............    68 - 489 Crozier Drive, Waialua, Hawaii
      H. J. W. Taylor..........    67 - 435 Waialua Beach Road, Waialua, Hawaii
      H. W. B. White...........    4161 Black Point Road, Honolulu, Hawaii


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                                    Officers

             NAMES                OFFICES                STREET ADDRESSES
      W. M. Bush........  President                  2125 Haena Drive
                                                     Honolulu, Hawaii
      H. J. W. Taylor...  Vice President             67 - 435 Waialua Beach Road
                                                     Waialua, Hawaii
      R. S. Gordon......  Vice President             153 Pauahilani Street
                                                     Kailua, Hawaii
      H. B. Clark, Jr...  Treasurer                  3060 Noela Drive
                                                     Honolulu, Hawaii
      Stanley Rosch.....  Controller                 1527 Laukahi Street
                                                     Honolulu, Hawaii
      S. P. McCurdy.....  Secretary and Assistant    339 Mamaki Street
                          Treasurer                  Honolulu, Hawaii
      J. K. Palk........  Assistant Treasurer        946 Maunawili Circle
                                                     Kailua, Hawaii
      R. M. Macfarlane..  Assistant Secretary        110 Howard Drive
                                                     Belvedere - Tiburon,
                                                     California
      H. M. Richards....  Assistant Secretary        3760 Old Pali Road,
                                                     Honolulu, Hawaii

      IN WITNESS WHEREOF, said parties have hereunto set their hands the day and year first above written.

                                                   /s/ W. M. Bush
                                                     W. M. Bush

                                                 /s/ S. P. McCurdy
                                                   S. P. McCurdy

                                                /s/ H. B. Clark, Jr.
                                                  H. B. Clark, Jr.

STATE OF HAWAII                 }
                                }ss.
CITY AND COUNTY OF HONOLULU     }

      On this 12th day of January, 1968, before me personally appeared W. M. BUSH, S. P. MCCURDY and H. B. CLARK, JR., to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.

                                                   /s/ TOMOE KOMATA
                                            Notary Public, First Circuit,
                                                   State of Hawaii

                                            My Commission expires: 7/15/70
                                                        (Seal)


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FILING FEE - $10.00                                                       PROFIT
DISHONORED CHECK - $7.50

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         BUSINESS REGISTRATION DIVISION
                              1010 RICHARDS STREET
                MAILING ADDRESS: P.O. BOX 40, HONOLULU, HI 96810

In the Matter of the Amendment of     )               DEPARTMENT OF COMMERCE
the Articles of Incorporation         )                AND CONSUMER AFFAIRS
         of                           )                  STATE OF HAWAII
WAIALUA SUGAR COMPANY, INC.           )                      FILED ON
                                      )                   MARCH 12, 1986

                            CERTIFICATE OF AMENDMENT

      The undersigned duly authorized officers of WAIALUA SUGAR COMPANY, INC., a Hawaii corporation, do hereby certify as follows:

                        (line out inapplicable statement)

      A. That at a special meeting of the stockholders of said corporation duly called for the purpose of amending the Articles of Incorporation and held at Honolulu, Hawaii on the 17th day of January, 1986, it was voted by the holders of 100 shares out of 100 shares outstanding, and having voting power, to amend the Articles of Incorporation as set forth in the exhibit attached hereto and made a part of this Certificate.

    **B. That all of the stockholders of the corporation entitled to vote have consented in writing in lieu of a meeting, to amend the Articles of Incorporation as set forth in the exhibit attached hereto and made a part of this Certificate.**

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 24th day of January, 1986.

FILING FEE, CAPITAL $          $    10.           /s/ John Hewetson
                     --------   ---------         ------------------------------
                                                  Office Held: President

CERTIFICATION          COPIES  $
              --------          ---------
                        TOTAL  $                  /s/ Tomoe Komata
                                ---------         ------------------------------
                                                  Office Held: Secretary


DC-7                                                           015-0915-05 (Fee)
Rev. 8/84

** Indicates which paragraph has been lined out.

STATE OF HAWAII                 )
                                )  ss.
CITY & COUNTY OF HONOLULU       )

John Hewetson and Tomoe Komata being first duly sworn on oath depose and say that they are the President and Secretary, respectively, of WAIALUA SUGAR COMPANY, INC.; that as such officers they are duly authorized to sign the foregoing Certificate of Amendment; and that they have read the said Certificate, know the contents thereof, and that the same are true.

Subscribed and sworn to before me this             /s/ John Hewetson
                                                   -----------------------------
24th day of January, 1986.                         Office Held:  President


/s/ Cynthia Kadileawa
---------------------
Notary Public, State of Hawaii                     /s/ Tomoe Komata
                                                   -----------------------------
My commission expires: March 22, 1986              Office Held:  Secretary

                       (SEE REVERSE SIDE FOR INSTRUCTIONS)


DC-7                                                           015-0915-05 (Fee)
Rev. 8/84